Exhibit 99.1

Werner Enterprises, Inc.	Contact:	John J. Steele
14507 Frontier Road		Executive Vice President, Treasurer
P. O. Box 45308		and Chief Financial Officer
Omaha, NE 68145		(402) 894-3036

FOR IMMEDIATE RELEASE

WERNER ENTERPRISES TO PARTICIPATE IN THREE INVESTMENT CONFERENCES

OMAHA, NEBRASKA, May 4, 2018 - Werner Enterprises, Inc. (NASDAQ: WERN), one of the nation's largest transportation and logistics companies, announced that Derek J. Leathers, President and Chief Executive Officer, will participate in the following investment conference in May 2018.

Wolfe Research 11th Annual Global Transportation Conference: Tuesday, May 22, 2018, New York City, New York, truckload carrier panel discussion at 1:15 p.m. ET.

In addition to the aforementioned conference, John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer, will participate in the following investment conferences in May and June 2018.

KeyBanc Industrials and Basic Materials Conference: Wednesday, May 30, 2018, Boston, Massachusetts, series of small group investor meetings.

UBS Global Industrials and Transportation Conference: Thursday, June 14, 2018, in New York City, New York, presenting at 11:00 a.m. ET.

A live audio webcast and any related presentation materials for the Wolfe Research and UBS conferences will be available on the conference date through the “Investors” link on the Werner website at www.werner.com. Investor materials provided at the KeyBac conference will be available prior to the conference date on the Werner website. An archive will then be available on the Werner website during the 30-day period following each conference date.

The conference dates and times provided in this press release may be subject to change. Should any such change occur, Werner may update the information by giving notice on its website or through other methods of public disclosure. Please consult the Werner website before or on the conference date for any such updated notices.

Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated; medium-to-long-haul, regional and expedited van; and temperature-controlled. The Werner Logistics portfolio includes truck brokerage, freight management, intermodal, international and final mile services. International services are provided through Werner’s domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.

Werner Enterprises, Inc. – Release of May 4, 2018
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Werner Enterprises, Inc.’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “WERN”. For further information about Werner, visit the company’s website at www.werner.com.

This press release, as well as the investor materials provided by and the oral public statements made by any Werner representative during the conference presentation and webcast announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner’s Annual Report on Form 10-K for the year ended December 31, 2017. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.